EXHIBIT 21.1

SUBSIDIARIES AND BRANCH OFFICES OF SAPIENT CORPORATION

AS OF DECEMBER 31, 2011

Entity	Jurisdiction of Incorporation or Organization

A Plus Studio Ltd	United Kingdom

CLANMO GmbH	Germany

D&D Holdings Limited	United Kingdom

DAD International BV	The Netherlands

Digital and Direct Communications Limited	United Kingdom

Digital and Direct Communications E-Limited	United Kingdom

Derivatives Consulting (UK) Limited	United Kingdom

Derivatives Consulting Group (Holdings) Limited	United Kingdom

Derivatives Consulting Group LLC	United States — New York

Engine Room Studio, Inc.	United States — New York

Left Blue Sky Inc.	United States — New York

LeftBlueSky Ltd	United Kingdom

Mook Limited	United Kingdom

Nitro Group Pty Ltd	Australia

Nitro Hong Kong Limited	Hong Kong

Planning Group International, Inc.	United States – Florida

Sapient (BVI) Limited	British Virgin Islands

Sapient (Gibraltar) Limited	Gibraltar

Sapient (HK) Limited	Hong Kong

Sapient Asia Holdings Luxembourg S.à.r.l.	Luxembourg

Sapient Austria^	Austria

Sapient Canada Inc.	Canada

Sapient China^	Hong Kong

Sapient Consulting (Singapore) Private Limited	Singapore

Sapient Consulting Private Limited	India

Sapient Corporation Private Limited	India

Sapient Denmark^	Denmark

Sapient France S.à.r.l.	France

Sapient Geneva^	Geneva

Sapient Germany Holdings GmbH	Germany

Sapient GmbH	Germany

Sapient Government Services, Inc.	United States — Delaware

Sapient Holdings Luxembourg S.à.r.l.	Luxembourg

Entity	Jurisdiction of Incorporation or Organization

Sapient International GmbH	Switzerland

Sapient Limited	United Kingdom

Sapient Mauritius Holdings Ltd	Republic of Mauritius

Sapient Netherlands B.V.	The Netherlands

Sapient Operations Luxembourg S.à.r.l.	Luxembourg

Sapient Securities Corporation	United States — Massachusetts

Sapient Sweden AB	Sweden

Sapient Switzerland GmbH	Switzerland

Sapient US Holdings, LLC	United States — Delaware

SapientNitro FZ L.L.C.	United Arab Emirates — Dubai

SapientNitro Limited	United Kingdom

SapientNitro LLC	Russia

SapientNitro Pty Ltd	Australia

SapientNitro USA, Inc.	United States — Delaware

Shanghai Nitro Advertising Co. Limited	Republic of China

Shanghai Nitro Consulting Co., Ltd.	Republic of China

The Derivatives Consulting Group Limited	United Kingdom

^	denotes branch office